Exhibit 99.1

Cellectar Biosciences Announces 1-for-10 Reverse Stock Split

MADISON, WI (March 4, 2016) – Cellectar Biosciences, Inc. (NASDAQ: CLRB), an oncology-focused biotechnology company, today announces a 1-for-10 reverse stock split of its common stock, effective at the close of business today.

Shares of Cellectar’s common stock will trade on a post-split basis beginning on March 7, 2016. The Company’s ticker symbol, CLRB, will remain unchanged. The new CUSIP number for Cellectar’s common stock post-reverse stock split will be 15117F302.

“We believe there are important benefits for our company resulting from this reverse stock split. In addition to supporting our continuing efforts to remain listed on NASDAQ, which, among other things, requires our stock be at a bid price of $1.00 or higher, we believe the reverse stock split will better position the company to attract capital in future financing transactions,” said Jim Caruso, president and CEO of Cellectar. “With a focused investment of additional capital to drive our clinical and research programs, we believe there is a significant opportunity to create meaningful stockholder value.”

At the effective time of the reverse stock split, every 10 shares of Cellectar’s issued and outstanding common stock will automatically be combined into 1 issued and outstanding share of common stock without any change in the par value of the shares. This will reduce the number of outstanding common shares of Cellectar from approximately 8.6 million to approximately 860,000. Stockholders approved the reverse split at the Special Meeting held on February 8, 2016. Additional information can be found in a Form 8-K to be filed with the Securities and Exchange Commission.

Proportionate voting rights and other rights of common stockholders will not be affected by the reverse stock split, other than as a result of the cashing out of fractional shares. Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment in lieu of a fractional share. Please direct any questions you might have regarding payments for fractional shares to your broker or the company’s stock transfer agent, American Stock Transfer & Trust Company, by calling (718) 921-8317.

About Cellectar Biosciences, Inc.
Cellectar Biosciences is developing phospholipid drug conjugates (PDCs) designed to provide cancer targeted delivery of diverse oncologic payloads to a broad range of cancers and cancer stem cells. Cellectar's PDC platform is based on the company's proprietary phospholipid ether analogs. These novel small-molecules have demonstrated highly selective uptake and retention in a broad range of cancers. Cellectar's PDC pipeline includes product candidates for cancer therapy and cancer diagnostic imaging. The Company's lead therapeutic PDC, CLR 131, utilizes iodine-131, a cytotoxic radioisotope, as its payload. CLR 131 is currently being evaluated under an orphan drug designated Phase 1 study in patients with relapsed or refractory multiple myeloma. The company is also developing PDCs for targeted delivery of chemotherapeutics such as paclitaxel (CLR 1602-PTX), a preclinical stage product candidate, and plans to expand its PDC chemotherapeutic pipeline through both in-house and collaborative R&D efforts. For additional information please visit www.cellectarbiosciences.com.

# # #

This news release contains forward-looking statements. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K/A for the year ended December 31, 2014. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

INVESTOR AND MEDIA CONTACT:

Jules Abraham
JQA Partners
917-885-7378

jabraham@jqapartners.com